UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2022

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.250% Cum Pref Share, Series X, $0.01 par value	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Share, Series Y, $0.01 par value	PSBPrY	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series Z, $0.01 par value	PSBPrZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 24, 2022, PS Business Parks, Inc., a Maryland corporation (the “Company”), Sequoia Parent LP, a Delaware limited partnership (“Parent”), Sequoia Merger Sub I LLC, a Maryland limited liability company (“Merger Sub I”), Sequoia Merger Sub II LLC, a Maryland limited liability company (“Merger Sub II,” together with Parent and Merger Sub I, the “Parent Parties”), and PS Business Parks, L.P., a California limited partnership (the “Partnership”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent, Merger Sub I and Merger Sub II are affiliates of Blackstone Real Estate Partners IX L.P. (the “Guarantor”), which is an affiliate of Blackstone Inc. (“Blackstone”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Mergers (as defined below) (the “Closing”), Merger Sub II will merge with and into the Partnership (the “Partnership Merger”), and, immediately following the Partnership Merger, Merger Sub I will merge with and into the Company (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Partnership Merger, the Partnership will survive and the separate existence of Merger Sub II will cease (the “Surviving Partnership”). Upon completion of the Company Merger, the Company will survive and the separate existence of Merger Sub I will cease (the “Surviving Company”). Prior to the Closing, the Partnership will be converted from a California limited partnership into a Maryland limited partnership. The Mergers and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company’s Board of Directors (the “Company Board”).

In the Company Merger, each share of the Company’s common stock, other than shares of common stock held by Parent, Merger Sub I or any wholly-owned subsidiary of Parent, the Company or Merger Sub I, that are issued and outstanding immediately prior to the effective time of the Company Merger, subject to the terms and conditions set forth in the Merger Agreement, will automatically be converted into the right to receive an amount in cash equal to $187.50 (the “Per Company Share Merger Consideration”), without interest. Each share of the Company’s outstanding preferred stock (and each depositary share representing an interest therein) will be unaffected by the Company Merger and will remain outstanding in accordance with their respective terms.

In the Partnership Merger, each common unit of partnership interest of the Partnership, other than any common units held by the Company, Parent, Merger Sub II or any of their respective wholly-owned subsidiaries, that is issued and outstanding immediately prior to the effective time of the Partnership Merger, subject to the terms and conditions set forth in the Merger Agreement, will automatically be converted into the right to receive an amount in cash equal to the Per Company Share Merger Consideration, without interest.

The consummation of the Mergers is subject to certain customary closing conditions, including, among others, approval of the Company Merger by holders of a majority of the outstanding shares of Company common stock.

From the date of the Merger Agreement through the Closing, the Company may declare and pay regular, quarterly cash distributions to holders of its common stock and to holders of common units of partnership interest of the Partnership, in an amount of up to $1.05 per share or unit, including a pro rata distribution in respect of any stub period. Additionally, the Company is permitted to declare and pay regular quarterly dividends on its shares of preferred stock. Subject to the terms of the Merger Agreement, immediately prior to the effective time of the Partnership Merger, the Company will also pay a closing cash dividend (the “Closing Cash Dividend”) to holders of record of Company common stock as of the close of business on the business day immediately prior to the Closing date in an aggregate amount no greater than the cash available for distribution, which Closing Cash Dividend will be designated, to the maximum extent permitted by applicable law, as a “capital gains dividend” under the Internal Revenue Code of 1986. The Per Company Share Merger Consideration will be reduced by the per share amount of such Closing Cash Dividend.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring the Company and its subsidiaries to use commercially reasonable efforts to, in all material respects, carry on their respective businesses in the ordinary course of business consistent with past practice and the Company’s budget and, subject to certain exceptions, restricting the Company from engaging in certain financing, acquisition and other operating activities without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned) during the period between the date of the Merger Agreement and the Closing. The Merger Agreement requires the Company to convene a stockholders’ meeting for purposes of seeking to obtain the requisite vote of its stockholders to approve the Merger Agreement and the Mergers, unless the Company effects an Adverse Recommendation Change (as defined in the Merger Agreement) and terminates the Merger Agreement.

Until 11:59 p.m. (New York City time) on May 25, 2022 (the “No-Shop Period Start Date”), the Company and its subsidiaries and representatives will have the right to solicit (and engage in discussions or negotiations with respect to) any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, including providing non-public information and data regarding the Company to any person pursuant to an acceptable confidentiality agreement. From and after the No-Shop Period Start Date, other than as permitted with respect to “Excluded Parties” as defined in the Merger Agreement, the Company has agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative acquisition proposal and not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any alternative acquisition proposals. However, the Company may, prior to obtaining approval of the Company’s stockholders, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide acquisition proposal if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such proposal constitutes, or could reasonably be expected to lead to, a “Superior Proposal” (as defined in the Merger Agreement).

Prior to obtaining the approval of the Company’s stockholders, the Company Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement) and/or terminate the Merger Agreement, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying a termination fee to Parent in specified circumstances, as described below.

The Merger Agreement contains customary termination rights, including the right of either party to terminate the Merger Agreement if the Mergers have not been completed by October 24, 2022.

The Company will be required to pay a termination fee to Parent equal to $110,000,000 if the Merger Agreement is terminated by the Company prior to June 4, 2022 (as may be extended in specified circumstances) (“Cut-Off Time”) to enter into a Superior Proposal with an Excluded Party. The Company will be required to pay a termination fee to Parent equal to $220,000,000 if the Merger Agreement is terminated in certain other specified circumstances, including if Parent terminates the Merger Agreement after the Company Board makes an Adverse Recommendation Change or if the Company terminates the Merger Agreement after the No-Shop Period Start Date to enter into a Superior Proposal with a person who is not an Excluded Party.

Parent will be required to pay a termination fee equal to $735,000,000 if the Merger Agreement is terminated in certain specified circumstances, including if Parent fails to consummate the Mergers when required to do so under the Merger Agreement (as more fully set forth in the Merger Agreement).

The Company’s sole and exclusive remedy relating to a breach of the Merger Agreement by Parent is the Parent termination fee, certain litigation expenses in enforcing its right to the Parent termination fee and certain other expenses. The Guarantor has guaranteed certain such payment obligations of Parent under the Merger Agreement up to $735,000,000 plus certain enforcement expenses.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms and conditions. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Partnership, Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Partnership, Parent, Merger Sub I and Merger Sub II and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2022, the Company Board approved excise tax gross-up agreements between the Company and each of the Company’s Chief Executive Officer and Chief Financial Officer. The agreements provide each executive with the right to receive a gross-up payment in the event that any payments or benefits provided to such executive in connection with the Mergers become subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code. The gross-up payment would generally place the executive in the same after-tax position that they would have been in if the excise tax did not apply to them, and do not cover ordinary income taxes due on the payments and benefits giving rise to the excise tax. These gross-up rights are provided solely in connection with the Mergers and therefore the agreements will be automatically revoked if the Merger Agreement is terminated without the consummation of the Mergers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On April 24, 2022, the Company Board approved the amendment (the “Bylaws Amendment”) to the Company’s Bylaws, as amended (the “Bylaws”), which provides, among other things, that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). The Bylaws Amendment became effective on April 24, 2022.

The foregoing description of the Bylaws Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 8.01	Other Events.

Support Agreement

On April 24, 2022, Public Storage (the “Stockholder”), in its capacities as a stockholder of the Company and a unitholder of the Partnership, entered into a Support Agreement with Parent and (for certain limited purposes) the Company, pursuant to which the Stockholder agreed, among other things, that at any meeting of the stockholders of the Company or partners of the Partnership, including the Company Stockholders’ Meeting (as defined in the Merger Agreement), and in connection with any written consent of the stockholders of the Company or partners of the Partnership, it will (a) appear at such meeting or otherwise cause any issued and outstanding shares of Company common stock and common units of partnership interest of the Partnership (or any securities convertible into or exercisable or exchange for any of the foregoing) beneficially owned by the Stockholder, or that may otherwise become beneficially owned by the Stockholder during the term of the Support Agreement (collectively, the “Covered Securities”) to be counted as present thereat for the purpose of establishing a quorum, (b) vote or cause to be voted all of the Covered Securities in favor of adopting the Merger Agreement and approving the Mergers and the transactions contemplated thereby and (c) vote or cause to be voted all of the Covered Securities against any alternative acquisition proposal or any other action that could reasonably be expected to impede, interfere with, materially delay, materially postpone or adversely affect the Mergers or other transactions contemplated by the Merger Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or the Partnership under the Merger Agreement or of the Stockholder under the Support Agreement. The Stockholder also agreed not to transfer any Covered Securities during the term of the Support Agreement.

The Support Agreement will automatically terminate upon the earliest of (i) the Partnership Merger Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) if there occurs any amendment or modification to the Merger Agreement that reduces the amount or changes the form of consideration payable in any of the Mergers or otherwise amends or modifies the Merger Agreement in a manner adverse (directly or indirectly) to the Stockholder without the prior written consent of the Stockholder. As of April 21, 2022, the Stockholder held approximately 25.9% of the issued and outstanding shares of common stock of the Company and 20.9% of the issued and outstanding common units of partnership interest of the Partnership.

The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Press Release

On April 25, 2022, the Company issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed or will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov. In addition, the documents (when available) may be obtained free of charge by accessing the Investor Relations section of the Company’s website at https://ir.psbusinessparks.com or by contacting the Company’s Investor Relations by email at info@psbusinessparks.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 annual meeting of stockholders, which was filed with the SEC on March 25, 2022, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 22, 2022 and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon present expectations, estimates and projections and beliefs of and assumptions, involve uncertainty that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. There are a number of important factors that could have a material adverse effect on our operations, future prospects and the proposed transaction, including but not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the Company and Blackstone’s affiliates; the failure to obtain the approval of the Company’s stockholders of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; stockholder litigation in connection with the proposed transaction, which may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its tenants, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the ability to meet expectations regarding the timing and completion of the proposed transaction; and significant transaction costs, fees, expenses and charges. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the expected time frame, on the expected terms or at all. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the SEC on February 22, 2022, and subsequent filings by the Company with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Any forward-looking statement speaks only as of the date on which it is made. Moreover, we assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except as required by law. Investors should not place undue reliance upon these forward-looking statements. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 24, 2022, by and among PS Business Parks, Inc., PS Business Parks, L.P., Sequoia Parent LP, Sequoia Merger Sub I LLC and Sequoia Merger Sub II LLC.*

3.1	Amendment to Bylaws of PS Business Parks, Inc.

99.1	Support Agreement, dated as of April 24, 2022, by and between Sequoia Parent LP, PS Business Parks, Inc. and Public Storage.*

99.2	Press Release issued on April 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Dated: April 25, 2022	By:	/s/ Adeel Khan
	Name:	Adeel Khan
	Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary